                                                                  EXHIBIT 99.2



                                                                  EXECUTION COPY






                            RESTRUCTURING AGREEMENT
                            REGARDING PRE-NEGOTIATED
                             PLAN OF REORGANIZATION




                            STRATOSPHERE CORPORATION
                           STRATOSPHERE GAMING CORP.


                                      and


                              GRAND CASINOS, INC.


                                      and


                   MEMBERS OF AD HOC COMMITTEE OF HOLDERS OF
             $203,000,000 OF 14 1/4% FIRST MORTGAGE NOTES DUE 2002




January 6, 1997
Las Vegas, Nevada

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                               TABLE OF CONTENTS

                                                                                      Page


Article 1
Definitions...........................................................................   1

Article 2
General Terms of Restructuring........................................................   6

Article 3
Treatment of Notes and Existing Common Stock..........................................   6

      Section 3.1       Exchange of Notes for Restated Notes ..........................  6
      Section 3.2       Interest on Notes .............................................  7
      Section 3.3       Cancellation of Existing Common Stock .........................  7
      Section 3.4       Forbearance by Noteholders.....................................  7
      Section 3.5       Transfer by Noteholders .......................................  7

Article 4
Restated Notes ........................................................................  8

      Section 4.1       Issuance of Restated Notes ....................................  8
      Section 4.2       Terms of Restated Notes .......................................  8
                              Principal Amount ........................................  8
                              Maturity Date ...........................................  8
                              Fixed Interest ..........................................  8
                              Contingent Interest .....................................  9
                              Priority ................................................ 11
                              Security ................................................ 11
                              Guarantee ............................................... 12
                              Optional Redemption ..................................... 12
      Section 4.3       New Indenture ................................................. 12

Article 5
Rights Offering and Grand Investment .................................................  12

      Section 5.1       Terms of Rights Offering .....................................  12
      Section 5.2       Grand Participation in Rights Offering .......................  13
      Section 5.3       Conversion of Existing Grand Indebtedness
                        and Other  Consideration .....................................  13
      Section 5.4       Discharge of Standby Equity Commitment .......................  14



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
                                                                                      Page
Article 6
Phase II Completion Guarantee ......................................................... 14

      Section 6.1       Terms of Phase II Completion Guarantee ........................ 14
      Section 6.2       Procedures for Completion ..................................... 15
      Section 6.3       Repayment Obligations and Subordination ....................... 15

Article 7
Escrow Arrangements ................................................................... 15

      Section 7.1       Construction Escrow Account ................................... 15
      Section 7.2       Amendments to Budget .......................................... 15

Article 8
Bankruptcy Process .................................................................... 16

      Section 8.1       Bankruptcy Filing ............................................. 16
      Section 8.2       Plan of Reorganization and Related Documents .................. 16
      Section 8.3       Support of the Plan ........................................... 16
      Section 8.4       No Improper Solicitation ...................................... 17
      Section 8.5       Noteholder Committee .......................................... 17
      Section 8.6       Conduct of Business Pending the Closing Date .................. 17
      Section 8.7       Public Announcements .......................................... 18

Article 9
Other Agreements ...................................................................... 18

      Section 9.1       Stratosphere Lease Facility ................................... 18
      Section 9.2       Securities Litigation ......................................... 18
      Section 9.3       Management Agreement .......................................... 18
      Section 9.4       Alternative Transactions ...................................... 19
      Section 9.5       Termination Fee ............................................... 20
      Section 9.6       Professional Fees ............................................. 20
      Section 9.7       Vacation Packages ............................................. 21

Article 10
Closing Conditions .................................................................... 21

      Section 10.1      Conditions to Grand Obligations ............................... 21
      Section 10.2      Conditions to Noteholder Obligations .......................... 24
      Section 10.3      Conditions to Stratosphere Obligations ........................ 26





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
                                                                                      Page
Article 11
Miscellaneous ......................................................................... 27

      Section 11.1      Successors and Assigns ........................................ 27
      Section 11.2      Settlement .................................................... 27
      Section 11.3      Notices ....................................................... 27
      Section 11.4      Amendments .................................................... 29
      Section 11.5      Applicable Law ................................................ 30
      Section 11.6      Headings ...................................................... 30
      Section 11.7      Counterparts .................................................. 30
      Section 11.8      Entire Agreement .............................................. 30
      Section 11.9      Time Is of the Essence ........................................ 30
      Section 11.10     Additional Noteholders......................................... 30
      Section 11.11     Term of Agreement ............................................. 30


Exhibit A -             Phase II Budget


This RESTRUCTURING AGREEMENT dated as of January 6, 1997 (this "Agreement") is by and among STRATOSPHERE CORPORATION, a Delaware corporation ("Stratosphere"), STRATOSPHERE GAMING CORP., a Nevada corporation ("Gaming Corp."), GRAND CASINOS, INC., a Minnesota corporation ("Grand"), CARGILL FINANCIAL SERVICES CORPORATION ("Cargill"), M.D. SASS ASSOCIATES, INC. ("Sass"), and GRACE BROTHERS LTD. ("Grace") (together with Cargill, Sass, and any other holder of Notes that may become a party to the Agreement pursuant to Section 11.10, the "Noteholders").

                                    RECITALS

     WHEREAS, pursuant to that certain Indenture dated as of March 9, 1995 (the "Indenture") by and among Stratosphere, Gaming Corp. and American Bank National Association, a national banking association (the "Trustee"), as trustee thereunder, Stratosphere has issued $203,000,000 principal amount of its 14-1/4% First Mortgage Notes due 2002 with Contingent Interest (the "Notes");

     WHEREAS, Grand is the beneficial owner of a substantial equity interest in Stratosphere and has executed that certain Notes Completion Guarantee dated as of March 9, 1995 (the "Completion Guarantee") for the benefit of the holders of the Notes (the "Holders"), pursuant to which Grand has previously advanced or paid an aggregate of $50,000,000 thereunder;

     WHEREAS, pursuant to the Completion Guarantee, all amounts advanced or paid by Grand thereunder constitute subordinated loans to Stratosphere from Grand and accrue interest at the rate of 14-1/4% per annum; and

     WHEREAS, Stratosphere and Gaming Corp. are currently in default of certain of their obligations with respect to the Notes including, among other things, Stratosphere's failure to make an interest payment due thereunder on November 15, 1996, which failure constitutes an "Event of Default" under the Indenture.

                                   AGREEMENT

     NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby covenant and agree as follows:


                                   ARTICLE 1
                                  DEFINITIONS

     For purposes of this Agreement, the following terms shall have the following meanings:

     "Agreement" means this Restructuring Agreement.

     "Alternative Transaction" shall have the meaning set forth in Section
9.4(a).

     "Approvals" shall have the meaning set forth in Section 10.1(m).

     "Bankruptcy Code" means the Bankruptcy Reform Act of 1978, Title 11, United States Code, as now in effect or hereafter amended, 11 U.S.C. Sections 101 et seq.

     "Bankruptcy Court" means the United States Bankruptcy Court for the District of Nevada.

     "Chapter 11 Case" shall have the meaning set forth in Article 2.

     "Closing" shall mean the completion of the transactions to occur on the Closing Date as provided herein.

     "Closing Date" means the date on which the Closing occurs.

     "Completion Guarantee" shall have the meaning set forth in the Recitals to this Agreement.

     "Confirmation Date" means the date upon which the Bankruptcy Court enters its order confirming the Plan.

     "Consolidated Cash Flow" means, with respect to Stratosphere for any period, the Consolidated Net Income of Stratosphere for such period plus (a) an amount equal to any extraordinary loss plus any net loss realized in connection with an asset sale, to the extent such losses were deducted in computing Consolidated Net Income, plus (b) provision for taxes based on income or profits of Stratosphere for such period, to the extent such provision for taxes was included in computing Consolidated Net Income, plus (c) Consolidated Interest Expense of Stratosphere for such period, plus (d) Consolidated Depreciation and Amortization Expense of Stratosphere for such period, to the extent such depreciation and amortization were deducted in computing Consolidated Net Income, plus (e) the amount of all fees, costs and expenses (including legal, accounting and other advisory fees and expenses) incurred by Stratosphere in connection with the Restructuring that would not have been incurred but for the Restructuring, to the extent that such fees, costs and expenses were deducted in computing Consolidated Net Income, plus (f) the amount of all payments to Grand except for payments in the ordinary course of Stratosphere's business which reflect market terms at least as favorable to Stratosphere as terms available from a third-party vendor, to the extent that such payments were deducted in computing Consolidated Net Income, in each case on a consolidated basis for Stratosphere and its consolidated subsidiaries and determined in accordance with GAAP, plus (g) the amount of any reserve taken by Stratosphere against receivables due to Stratosphere from Bob Stupak representing Stupak's obligations to reimburse Stratosphere for the cost of servicing vacation packages previously sold by Stupak, plus (h) the amount of any reserve established by Stratosphere representing the estimated future costs of servicing designated vacation packages pursuant to the Stupak Agreement (as defined in Section 9.7).

     "Consolidated Depreciation and Amortization Expense" means with respect to Stratosphere for any period, the total amount of depreciation and amortization expense and other noncash charges (excluding any noncash item that represents an accrual, reserve or amortization of a cash expenditure for a past, present or future period) of Stratosphere and its consolidated subsidiaries for such period on a consolidated basis as defined in accordance with GAAP.

     "Consolidated Interest Expense" means, with respect Stratosphere for any period, the sum of (a) consolidated interest expense of Stratosphere and its consolidated subsidiaries for such period, whether paid or accrued, to the extent such expense was deducted in computing Consolidated Net Income (including amortization of original issue discount and deferred financing fees, non-cash interest payments, the interest component of obligations under the Stratosphere Lease Facility, and net payments (if any) pursuant to hedging obligations, excluding amortization of deferred financing fees), (b) consolidated capitalized interest of Stratosphere and its consolidated subsidiaries for such period, whether paid or accrued, to the extent such expense was deducted in computing Consolidated Net Income, (c) commissions, discounts and other fees and charges paid or accrued with respect to letters of credit and bankers' acceptance financing, (d) to the extent not included above, the maximum amount of interest which would have to be paid by Stratosphere or its consolidated subsidiaries under a guarantee of indebtedness of any other person if such guarantee were called upon, and (e) to the extent not included above, Contingent Interest (as defined in the Indenture), whether paid or accrued, to the extent such expense was deducted in computing Consolidated Net Income.

     "Consolidated Net Income" means, with respect to Stratosphere for any period, the aggregate of the Net Income of Stratosphere and its consolidated subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided, however, that (i) the Net Income for such period of any person that is not a consolidated subsidiary, or that is accounted for by the equity method of accounting, shall be included only to the extent of the amount of dividends or distributions paid in cash (or to the extent converted into cash) to the referent person or a wholly owned subsidiary thereof in respect of such period, (ii) the Net Income of any person acquired in a pooling of interests transaction shall not be included for any period prior to the date of such acquisition, (iii) the Net Income for such period of any consolidated subsidiary shall be excluded to the extent that the declaration of payment of dividends or similar distributions by that subsidiary of its Net Income is not as of the date of determination permitted without any prior governmental approval (which has not been obtained) or, directly or indirectly, by the operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that subsidiary or its stockholders, unless such restriction with respect to the payment of dividends or in similar distributions has been legally waived, (iv) the cumulative effect of a change in accounting principles shall be excluded,
(v) any extraordinary and non-recurring items shall be excluded, and (vi) interest earned on cash or cash equivalents held by or for the benefit of Stratosphere during the period from November 15, 1996 through the Closing Date shall be excluded.

     "Escrow Account" shall have the meaning set forth in Section 7.1

     "Existing Common Stock" means the common stock, $0.01 par value, of Stratosphere issued and outstanding on the Closing Date.

     "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession.

     "Gaming Corp." shall have the meaning set forth in the Preamble to this Agreement.

     "Grand" shall have the meaning set forth in the Preamble to this Agreement.

     "Holders" shall have the meaning set forth in the Recitals to this Agreement.

     "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the regulations promulgated thereunder.

     "Indenture" shall have the meaning set forth in the Recitals to this Agreement.

     "Management Agreement" shall have the meaning set forth in Section 9.3.

     "Net Income" means, with respect to any person, the net income (loss) of such person, determined on accordance with GAAP and before any reduction in respect of preferred stock dividends, excluding, however, (i) any gain (but not loss), together with any related provision for taxes on such gain (but not loss), realized in connection with any asset sale (including, without limitation, dispositions pursuant to sale and leaseback transactions) and any disposition of securities or extinguishment of indebtedness of such person or any of its consolidated subsidiaries, and (ii) excluding any extraordinary gain (but not loss), together with any related provision for taxes on such extraordinary gain (but not loss).

     "Noteholders" shall have the meaning set forth in the Preamble to this Agreement.

     "Notes" shall have the meaning set forth in the Recitals to this Agreement.

     "Operating Pleadings" shall have the meaning set forth in Section 8.1.

     "Petition Pleadings" shall have the meaning set forth in Section 8.1

     "Phase II" shall mean Stratosphere's planned construction of additional facilities, and improvements to existing facilities, at its resort complex located in Las Vegas, Nevada, consisting of: (i) completion of construction of a new guest room tower of at least 1,000 bays, including the acquisition of all necessary furniture, fixtures and equipment; (ii) completion of recreation and swimming pool facilities; (iii) landscape and hardscape at areas adjacent to the new guest tower, including facade upgrade of floors one through three; (iv) landscape and fencing at site of proposed aquarium building; (v) mechanical connection and piping from the existing Phase I central plant; (vi) build-out of Kids Quest facility, consisting of at least 12,500 square feet; and (vii) renovation of existing resort facilities, including baggage storage, gift shop and gift kiosk remodel, Sisters remodel, tower queue remodel, and porte cochere modifications.

     "Phase II Budget" shall have the meaning set forth in Section 7.3.

     "Phase II Completion Guarantee" shall have the meaning set forth in
Section 6.1.

     "Plan" shall mean the pre-negotiated plan of reorganization to be proposed by Stratosphere and Gaming Corp. consistent with this Agreement.

     "Plan Related Documents" shall have the meaning set forth in Section 8.2.

     "Restated Indenture" means the Indenture, as amended and restated in connection with the Restructuring as described herein.

     "Restated Notes" means amended and restated Notes which shall be issued in exchange and substitution for the Notes as provided in Article 4 hereof.

     "Restated Notes Trustee" shall have the meaning set forth in Section 4.3.

     "Restructuring" shall have the meaning set forth in Article 2.

     "Rights Offering" shall have the meaning set forth in Section 5.1.

     "SEC" shall have the meaning set forth in Section 5.1.

     "Securities Act" means the Securities Act of 1933, as amended, and the regulations promulgated thereunder.

     "Standby Equity Commitment" means that certain Standby Equity Commitment between Grand and Stratosphere dated March 9, 1995.

     "Stratosphere" shall have the meaning set forth in the Preamble to this Agreement.

     "Stratosphere Lease Facility" shall have the meaning set forth in Section 9.1.

     "Stratosphere Securities Claims" shall have the meaning set forth in
Section 9.2.

     "Stupak Agreement" shall have the meaning set forth in Section 9.7.

     "Subsidiary Guarantee" shall mean the unconditional guarantee by Gaming Corp. of Stratosphere's obligations under the Notes and the Indenture, as amended and restated in connection with the Restructuring as described in
Section 4.2, to provide for the unconditional guarantee by Gaming Corp. of Stratosphere's obligations under the Restated Notes and the Restated Indenture.

     "Termination Fee" shall have the meaning set forth in Section 9.5.

     "Trustee" shall have the meaning set forth in the Recitals to this Agreement.

     "Unit" shall have the meaning set forth in Section 3.1.


                                   ARTICLE 2
                         GENERAL TERMS OF RESTRUCTURING

     The parties to this Agreement have agreed in principle to a restructuring of Stratosphere and Gaming Corp. which shall be implemented by a Chapter 11 filing by Stratosphere and Gaming Corp. in Las Vegas, Nevada (the "Restructuring"). Specifically, Stratosphere and Gaming Corp. shall file a petition for relief under Chapter 11 of the Bankruptcy Code (collectively, the Chapter 11 Case) and shall propound a pre-negotiated plan of reorganization that provides for, among other things: (a) the issuance of the Restated Notes in exchange for the Notes; (b) the cancellation of the Existing Common Stock, and any options, warrants or other rights to acquire any common stock of Stratosphere; (c) a $75,000,000 rights offering to holders of the Existing Common Stock to purchase one unit for each share of the Existing Common Stock held, at a price of $1.31 per unit, with each unit consisting of one share of the New Common Stock and, for each Unit other than the Units purchased by Grand as its pro rata share of the Rights Offering, one three-year warrant to purchase one-half of a share of the New Common Stock at a price of $1.50 for each one-half share purchased; (d) the purchase by Grand of its pro rata share in the rights offering and Grand's agreement to provide standby funding with respect to any unpurchased Units; (e) the conversion of indebtedness owing from Stratosphere to Grand in respect of reimbursement of advances under the Completion Guarantee into shares of New Common Stock; (f) the resolution of certain pending securities litigation against Stratosphere, certain of its directors and officers and Grand; and (g) the execution of a management agreement between Stratosphere and Grand pursuant to which Grand shall manage the construction of Phase II and the day-to-day operations of Stratosphere.
The summary of the Restructuring set forth in this Article 2 is qualified in its entirety by the other provisions of this Agreement, which provide a more detailed description of the terms and conditions of the Restructuring.


                                   ARTICLE 3
                  TREATMENT OF NOTES AND EXISTING COMMON STOCK

     Section 3.1 Exchange of Notes for Restated Notes.  On the Closing Date:
(a) the Notes shall be amended and restated to reflect the terms of the Restructuring, and Restated Notes shall be issued to each registered holder of Notes, with each such registered holder to receive Restated Notes having an aggregate original principal amount equal to the principal amount of the Notes held by such registered holder; (b) all Notes shall be canceled and the holders thereof shall have no further rights thereunder, other than certain rights to receive accrued interest, payable in kind by the issuance of Restated Notes, as described in Section 3.2; (c) Stratosphere shall have no further obligation under or in connection with the Notes of any kind whatsoever, other than certain obligations to pay accrued interest in kind by the issuance of Restated Notes as described in Section 3.2; (d) Gaming Corp. shall be released of all liabilities and obligations of any kind whatsoever in respect of the Notes, including its obligations under guaranties executed in favor of the holders of the Notes; and (e) Grand shall be permanently discharged and released of all liabilities and obligations of any kind whatsoever under or in connection with the Standby Equity Commitment.

     Section 3.2 Interest on Notes. The interest payment of $14,463,750 on the Notes which was due on November 15, 1996 shall continue to accrue interest from November 15, 1996 until the Closing Date at the rate of 14.25% per annum, and the interest payment of $11,418,750 on the Notes which shall be due on May 15, 1997 shall be calculated at the rate of 11.25% and shall accrue interest from May 15, 1997 until the Closing Date at the rate of 11.25% per annum. Such payments of interest and accrued interest thereon shall be payable in kind by the issuance on the Closing Date of Restated Notes having an aggregate original principal amount equal to the amount of such payments and accrued interest thereon, and Stratosphere shall thereafter have no further liability or obligation of any kind with respect to the Notes.

     Section 3.3 Cancellation of Existing Common Stock. On the Closing Date, the Existing Common Stock shall be canceled and extinguished. The holders of the Existing Common Stock shall receive rights to participate pro rata in the Rights Offering as described in Article 5 of this Agreement. Other than rights to participate in the Rights Offering and certain other rights to be received by Grand as described in this Agreement, the holders of the Existing Common Stock shall not receive any equity or other interest in Stratosphere (as reorganized) or any other consideration in exchange for cancellation of the Existing Common Stock.

     Section 3.4 Forbearance by Noteholders. During the term of this Agreement, the Noteholders shall (a) refrain from filing (or causing to be filed) any notice of foreclosure or taking any other action to foreclose upon any of the collateral securing the Notes or the obligations of Stratosphere and/or Gaming Corp. under the Indenture or any guarantee relating thereto, and
(b) instruct the Trustee to refrain from filing any such notice or taking any such action.

     Section 3.5 Transfer by Noteholders. Each of the Noteholders agrees that during the term of this Agreement, it shall not, directly or indirectly, sell, assign, transfer, hypothecate or otherwise dispose of (a) any Note beneficially owned by it or as to which it has investment authority or discretion (including Notes acquired after the date hereof), (b) any "claim" (as that term is defined in Section 101(5) of the Bankruptcy Code) arising from, based on or related to the Notes, or (c) any option, interest in, or right to acquire any Note or claim referred to in clauses (a) and (b) above unless, in each and every such case, the Noteholder, as transferor, provides a complete copy of this Agreement to transferee with the initial transaction statement governing the transfer or sale of the Notes, and such statement incorporates by reference all of the terms and conditions of this Agreement.


                                   ARTICLE 4
                                 RESTATED NOTES

     Section 4.1 Issuance of Restated Notes. On the Closing Date, the Restated Notes shall be issued in exchange for the Notes as described in Section 3.1. Each registered holder of Notes shall be issued Restated Notes with an aggregate principal amount equal to the principal amount of such holder's Notes, plus such holder's pro rata share of Restated Notes issued pursuant to
Section 3.2.

     Section 4.2 Terms of Restated Notes. The aggregate principal amount of the Restated Notes to be issued on the Closing Date in exchange for the Notes shall be $203,000,000, plus the amount of the Restated Notes to be issued pursuant to Section 3.2. The principal terms and conditions of the Restated Notes shall be as follows:


Principal Amount:      $203,000,000 on the Closing Date, plus up to an
                       additional $25,000,000 after the Closing Date as described below, plus the amount of interest on the Notes to be payable in kind by the issuance of Restated
                       Notes pursuant to Section 3.2 of this Agreement.

Maturity Date:         May 15, 2002

Fixed Interest:        11.25% per annum, payable in cash.

Contingent Interest:   Contingent interest is payable, on each November 15
                       commencing with November 15, 1998 until the Restated
                       Notes are repaid in full, in an aggregate amount equal to 15% of the "consolidated cash flow" (as defined in a manner reasonably acceptable to Stratosphere, Grand and the Noteholders) in excess of $60,000,000 for the twelve-month period ended on the most recent September
                       30, up to a limit of $80,000,000 of consolidated cash flow during any twelve-month period. The maximum amount of contingent interest payable in respect of any twelve-month period is limited to $3,000,000 in the aggregate. The aggregate amount of contingent interest payable in respect of any twelve-month period shall be reduced pro rata to reflect any reductions in the outstanding principal amount of the Restated Notes prior to the close of business on the record date immediately preceding such payment of contingent interest.

Additional Issuances:  Following the Closing Date, Stratosphere shall be entitled to issue, in a single or multiple transactions, up to an additional $25,000,000 in aggregate principal amount of Restated Notes which shall rank pari passu with the Restated Notes issued on the Closing Date. The additional Restated Notes shall be issued pursuant to the Restated Indenture, shall have the same terms and conditions as, shall be secured by the same collateral and Subsidiary Guarantee (as amended and restated) as, and otherwise shall be identical in all respects to, the Restated Notes issued on the Closing Date. The proceeds of any such additional issuance of Restated Notes may be used by Stratosphere for working capital or for any other purpose not inconsistent with the terms of the Restated Indenture; provided that the proceeds of any such additional issuance of Restated Notes may not be used by Stratosphere for costs of completion, including any cost overruns, associated with the construction by Stratosphere of Phase II. Except for issuances to Grand as described in the next sentence, any premium or discount from par on the issuance of any such additional Restated Notes must reflect market rates at the time of issuance. Any issuance of any additional Restated Notes to Grand shall be subject to the following additional conditions: (i) if and to the extent that Grand has made cash expenditures or advances to satisfy any obligations under a credit support of the Stratosphere Lease facility described in Section 9.1 hereof or pursuant to Grand's standby funding commitment to advance funds under Section 6 of the Stupak Agreement as described in Section 9.7 hereof, any such additional Restated Notes issued to Grand in aggregate principal amount up to the amount of such cash expenditures or advances, but not to exceed $8,684,362 and $6,890,000, respectively, shall be issued at par, and (ii) any such additional Restated Notes issued to Grand, other than as described in the foregoing clause (i), shall be issued at such premium or discount from par as reflects market rates at the time of issuance. All such additional Restated Notes, except to the extent issued to Grand in exchange for cash expenditures to satisfy obligations under a credit support of the Stratosphere Lease Facility or pursuant to Grand's standby funding commitment to advance funds under
                       Section 6 of the Stupak Agreement as described in clause
                       (i) of the preceding sentence, shall be offered as follows, all on the same terms and conditions (including price): first, all such

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
                       additional Restated Notes shall be offered to the then-current holders of the additional Restated Notes, pro rata in accordance with their holdings of Restated Notes; second, the unpurchased portion of such additional Restated Notes, if any, shall be offered to those holders of the additional Restated Notes making purchases in accordance with the preceding clause, pro rata in accordance with their purchases of such additional Restated Notes; third, the unpurchased portion of such additional Restated Notes, if any, shall be offered to the public; and fourth, the unpurchased portion of such additional Restated Notes, if any, shall be offered to Grand.

Priority:              The Restated Notes shall retain the priority of the Notes
                       and shall be senior secured indebtedness of Stratosphere ranking senior in right of payment to all subordinated indebtedness of Stratosphere.

Security:              The Restated Notes shall be secured by a first lien on
                       all assets of Stratosphere and Gaming Corp. which currently secure the Notes, and the documentation evidencing the collateral for the Notes shall be amended and restated in a manner reasonably acceptable to Stratosphere, Gaming Corp., Grand and the Noteholders.
                       In addition, the Restated Notes shall be secured by a first lien on certain real property owned by Stratosphere
                       Land Corp.; provided, that such lien shall be subordinated if and to the extent required to allow such real property to secure any financing of improvements thereon proposed by Stratosphere or Stratosphere Land
                       Corp.; and provided, further, that such lien shall be released if and to the extent required to allow such real property to be conveyed to a joint venture in which Stratosphere or Stratosphere Land Corp. is a participant so long as the interest of Stratosphere or Stratosphere
                       Land Corp. in such joint venture is pledged as security for the Restated Notes and such joint venture constitutes an arms length transaction on commercially reasonable terms.

Guarantee:             The Subsidiary Guarantee shall be amended and restated
                       in a manner reasonably acceptable to Stratosphere, Gaming
                       Corp., Grand and the Noteholders and shall provide for the unconditional guarantee by Gaming Corp. of all of Stratosphere's obligations with respect to the Restated
                       Notes.

Optional Redemption:   From and after May 15, 1999, the Restated Notes may be
                       redeemed, in whole or in part, at a redemption price of 110% of the principal amount being redeemed, plus accrued and unpaid interest, if any, thereon to the applicable redemption date. At any time, if any holder or beneficial owner of the Restated Notes is for any reason required to be, but is not, licensed, qualified or found suitable under applicable gaming laws, Stratosphere may, at its option, either (i) require such holder or beneficial owner to dispose of its holdings, or (ii) redeem such holder's or beneficial owners's Restated
                       Notes at a redemption price equal to the lesser of 100% of the principal amount of such Restated Notes or the price at which such holder or beneficial owner acquired such Restated Notes.

Cash Transfers:        If Stratosphere becomes a wholly-owned subsidiary of
                       Grand and Grand becomes a guarantor of the Restated
                       Notes, then Stratosphere shall have the ability to transfer cash and cash equivalents to Grand without restriction

     Section 4.3 New Indenture. The Indenture shall be amended and restated to reflect the terms of the Restructuring set forth herein, and the Restated Notes shall be issued pursuant to such indenture (as so amended and restated, the "Restated Indenture") to which Stratosphere, as issuer, Gaming Corp., as guarantor, and a trustee shall be parties. The trustee under the Restated Indenture (the "Restated Notes Trustee") shall be a corporation reasonably acceptable to Grand, Stratosphere, Gaming Corp. and the Noteholders that is authorized to exercise corporate trustee power and that has combined capital and surplus of at least $50,000,000 as set forth in its most recent annual report. The Restated Indenture shall contain such covenants as are customary for senior secured public debt issuances and as are reasonably acceptable to Grand, Stratosphere and the Noteholders.


                                   ARTICLE 5
                      RIGHTS OFFERING AND GRAND INVESTMENT

     Section 5.1 Terms of Rights Offering. Stratosphere shall conduct a rights offering (the "Rights Offering"), the net proceeds of which shall be not less than $75,000,000, pursuant to which each holder of Existing Common Stock shall receive for each share of Existing Common Stock held by such holder the right to purchase one unit (a "Unit") consisting of: (a) one share of New Common Stock, and (b) a warrant to purchase one-half of a share of New Common Stock at an exercise price of $1.50 per one-half share; provided, however, that no such warrants will be issued to Grand in respect of Units purchased by Grand as its pro rata share of the Rights Offering except as provided in Section 5.2 below. The offering price in the Rights Offering shall be $1.31 per Unit. Each holder of Existing Common Stock shall receive the right to participate pro rata in the Rights Offering, based on records of Stratosphere's transfer agent as of commencement of the Rights Offering or such other record date as may be established in the Chapter 11 Case. No holder of Existing Common Stock other than Grand shall be obligated to purchase any Units in the Rights Offering, and no holder of Existing Common Stock other than Grand shall be allowed to purchase a share of the Units offered in the Rights Offering greater than such holder's proportionate holdings of Existing Common Stock. Prior to commencement of the Rights Offering, Stratosphere shall file and obtain the effectiveness of a registration statement with the United States Securities and Exchange Commission (the "SEC") to register the Units under the Securities Act. The Rights Offering shall commence contemporaneously with the Closing or as soon as practicable thereafter.

     Section 5.2 Grand Participation in Rights Offering. Grand shall purchase at least its pro rata share of Units in the Rights Offering, which Units shall not include stock purchase warrants, for an aggregate purchase price of $31,900,000. Grand shall also agree to purchase any Units offered in the Rights Offering which are not purchased by other holders of Existing Common Stock, and any such Units purchased by Grand in excess of Grand's pro rata share of the Rights Offering shall also include stock purchase warrants as described in Section 5.1. Grand's obligations with respect to the purchase of Units not purchased by other holders of Existing Common Stock shall be set forth in a Standby Purchase Agreement to be entered into between Grand and Stratosphere prior to commencement of the Rights Offering. Grand shall not be required to place any funds in escrow or post any bond or other security in respect of its obligation to purchase Units not purchased in the Rights Offering by other holders of Existing Common Stock. The Confirmation Order shall include a waiver by Grand of its right to contest or dispute the enforceability of the Standby Purchase Agreement associated with the Rights Offering under Section 365 of the Bankruptcy Code in any subsequent bankruptcy filing by Stratosphere or Gaming Corp. Subject to compliance with applicable laws and regulations, on the Closing Date Grand shall advance $31,900,000 cash to the Escrow Account, which shall represent the purchase price for the Units purchased by Grand as its pro rata share of the Units offered in the Rights Offering. To the extent that the Rights Offering is not fully subscribed within 90 days of commencement thereof, Grand shall advance to the Escrow Account cash in an amount equal to the aggregate purchase price of the Units not subscribed for by other holders of Existing Common Stock, in satisfaction of Grand's obligations under the Standby Purchase Agreement. Any proceeds received thereafter on account of purchases of Units in the Rights Offering shall be immediately refunded to Grand.

     Section 5.3 Conversion of Existing Grand Indebtedness and Other Consideration. As of the Closing Date, all indebtedness of Stratosphere to Grand arising from advances by Grand under the Completion Guarantee (which indebtedness is evidenced by one or more promissory notes in the aggregate principal amount of $50,000,000), including principal, interest, fees and other charges with respect thereto, shall be canceled and extinguished and, in exchange therefor, Grand shall receive shares of the New Common Stock, which shall constitute approximately 39.66% of the equity in Stratosphere on the Closing Date (calculated after giving effect to the issuance of the New Common Stock in the Rights Offering). As additional consideration for the New Common Stock issuable under this Section 5.3, Grand shall (i) agree to purchase unpurchased units in the Rights Offering as set forth in Sections 5.1 and 5.2, (ii) provide the Phase II Completion Guarantee as set forth in Section 6.1, and (iii) use its reasonable best efforts to provide credit support of the Stratosphere Lease Facility as set forth in
Section 9.1.

     Section 5.4 Discharge of Standby Equity Commitment. On the Closing Date, all obligations and liabilities of Grand under the Standby Equity Commitment shall be permanently released and discharged in full. Grand shall have no further liability or obligation to make any further advances to or investments in Stratosphere, other than in connection with the Rights Offering as described in Section 5.2 and pursuant to the Phase II Completion Guarantee as described in Article 6.


                                   ARTICLE 6
                         PHASE II COMPLETION GUARANTEE

     Section 6.1 Terms of Phase II Completion Guarantee. On the Closing Date, Grand shall enter into a guarantee agreement (the "Phase II Completion Guarantee") in favor of the holders of the Restated Notes pursuant to which Grand shall guarantee the payment of all costs necessary for the completion of Phase II up to a maximum of $25,000,000 in the aggregate. The obligations of Grand under the Phase II Completion Guarantee shall consist of the obligation:
(a) to cause all costs of constructing and completing Phase II, including, without limitation, the costs of all labor, materials, supplies and equipment related thereto, to be paid and satisfied as the same shall be come due; (b) to cause any and all costs and cost overruns of constructing and completing Phase II that are not paid by Stratosphere or Gaming Corp. to be paid, funded and satisfied; and (c) to cause all costs relating to Phase II and any related real property, including without limitation the payment of taxes, assessments, utilities, insurance and maintenance expenses, to be funded, paid and satisfied prior to delinquency to the extent necessary to cause Phase II to become operating; provided, that Grand's obligations under the Phase II Completion Guarantee shall be limited to $25,000,000 in the aggregate. Notwithstanding the foregoing, Grand shall only be liable under the Completion Guarantee to the extent that there are not sufficient funds on deposit in the Escrow Account (as hereinafter defined) to finance completion of Phase II. The guarantee agreement shall specifically provide that in no event shall Grand incur, directly or indirectly, any obligation, contingent or otherwise, for payment of the principal amount of the Restated Notes. Grand's obligations under the Phase II Completion Guarantee shall be suspended during any force majeure event which makes it physically impossible or unlawful to complete Phase II, including without limitation: strikes, lockouts or other labor trouble; fire or other casualty; governmental preemption in connection with a national emergency; breakdown, accident or other acts of God; acts of war, insurrection, civil strife and commotion; failure to supply despite reasonable diligence of Stratosphere; and any statute, rule, order or regulation of any legislature or governmental agency or any department or subdivision thereof.

     Section 6.2 Procedures for Completion. The Phase II Completion Guarantee shall provide that if and to the extent that there are not sufficient funds on deposit in the Escrow Account to finance the completion of Phase II, Grand shall pay into the Escrow Account, within five (5) business days after receipt of notice thereof, an amount equal to any costs incurred in connection with the completion of Phase II and approved pursuant to Section 7.2 below; provided, that in no event shall Grand's obligations under the Phase II Completion Guarantee exceed $25,000,000 in the aggregate. Grand's obligations with respect to the Phase II Completion Guarantee shall be set forth in a written document reasonably acceptable to Grand and the Noteholders.

     Section 6.3 Repayment Obligations and Subordination. Grand's obligations under the Phase II Completion Guarantee shall be limited to $25,000,000 in the aggregate. Funds made available by Grand under the Phase II Completion Guarantee shall constitute loans to Stratosphere and shall (i) be evidenced by promissory notes bearing interest at the same rate as the Restated Notes, (ii) be subordinated to the full payment in cash or in kind, as applicable, of all principal, premium (if any), interest and other payments under the Restated Notes, and (iii) mature no earlier than one year after the maturity of the Restated Notes. Payments of interest or principal on such subordinated loans shall be payable to Grand if such payments are permitted under the terms of the Restated Indenture.


                                   ARTICLE 7
                              ESCROW ARRANGEMENTS

     Section 7.1 Construction Escrow Account. Stratosphere shall establish an escrow account (the "Escrow Account") and shall deposit in the Escrow Account immediately upon receipt all net proceeds of the Rights Offering which, after payment of reasonable expenses relating to the Rights Offering, shall equal not less than $75,000,000 in the aggregate. The funds held in the escrow account shall be beneficially owned by Stratosphere and Stratosphere shall provide a security interest to the Restated Notes Trustee, on behalf of the holders of the Restated Notes, in all of Stratosphere's right, title and interest in the Escrow Account. Stratosphere, the Restated Notes Trustee and the escrow agent shall enter into an agreement, in form and substance reasonably acceptable to Stratosphere, the Noteholders and Grand, to set forth the terms upon which, and the manner in which, funds shall be disbursed from the Escrow Account to fund completion of Phase II. The parties hereto intend that the Escrow Account operate in a manner consistent with customary construction terms and escrow financing arrangements. The escrow agent shall be a party reasonably acceptable to Grand, Stratosphere and the Noteholders.

     Section 7.2 Amendments to Budget. A detailed budget of the estimated costs of completing Phase II (the "Phase II Budget"), as prepared by Stratosphere, is attached to this

Agreement as Exhibit A and is incorporated herein by this reference.
The estimated costs of completing Phase II as set forth in the Phase II budget shall not exceed $75,000,000 in the aggregate. Any amendments to the Phase II Budget must be approved in writing by Grand and the escrow agent.


                                   ARTICLE 8
                               BANKRUPTCY PROCESS

     Section 8.1 Bankruptcy Filing. Upon execution of this Agreement, Stratosphere and Gaming Corp. shall promptly commence preparation of Chapter 11 petitions, statements of financial affairs, schedules of assets and liabilities, and any and all other documents necessary to commence the Chapter 11 Case (collectively, the "Petition Pleadings"). Stratosphere shall consult with Grand and the Noteholders in the preparation of the Petition Pleadings.
In addition, upon execution of this Agreement, Stratosphere and Gaming Corp. shall promptly commence preparation of all required cash collateral and other operating documents which shall be filed as of the commencement of the Chapter 11 Case (the "Operating Pleading"). The Operating Pleading shall be in form and substance reasonably satisfactory to Grand, Stratosphere, the Noteholders, and their respective counsel and advisors.

     Section 8.2 Plan of Reorganization and Related Documents. Promptly following execution of this Agreement, the parties hereto shall commence preparation of the Plan, Disclosure Statement, Stock Purchase and Reorganization Agreement, the Restated Indenture, and the Management Agreement (as defined in Section 9.3 hereof) (collectively, the "Plan Related Documents"). The Plan Related Documents shall be in form and substance reasonably satisfactory in all respects to Stratosphere, Grand, the Noteholders, and their respective counsel and advisors. The Plan Related Documents shall be filed with the Bankruptcy Court upon commencement of the Chapter 11 Case.

     Section 8.3 Support of the Plan. Stratosphere, Gaming Corp., Grand and each Noteholder shall use its reasonable best efforts to obtain confirmation of the Plan in accordance with the Bankruptcy Code and on terms consistent with this Agreement. Stratosphere, Gaming Corp., Grand and each Noteholder shall take all necessary and appropriate actions to achieve confirmation of the Plan, including recommending to the holders of impaired claims (including the other holders of the Notes) and interests that the Plan be confirmed. No Noteholder shall (a) object to the confirmation of the Plan or otherwise commence any proceeding to oppose or alter the Plan or any other reorganization documents containing terms and conditions consistent with those set forth in this Agreement, (b) vote for, consent to, support or participate in the formulation of any other plan of reorganization or liquidation proposed or filed or to be proposed or filed in any Bankruptcy proceeding commenced with respect to Stratosphere, other than one agreed to in writing by Grand, (c) directly or indirectly seek, solicit, support or encourage any other plan, proposal or offer of dissolution, winding up, liquidation, reorganization, merger or restructuring of Stratosphere (other than one agreed to in writing by Grand) that could reasonably be expected to prevent, delay or impede the successful restructuring of Stratosphere as contemplated by this

Agreement, or (d) take any other action that is inconsistent with, or that would delay confirmation of, the Plan; provided, however, that no Noteholder shall be barred from (e) objecting to compliance with Section 1126 of the Bankruptcy Code if the Disclosure Statement received by such Noteholder contains a material misstatement or omission, or (f) taking any action with respect to any matter which action is not inconsistent with the terms of this Agreement.

     Section 8.4 No Improper Solicitation. Notwithstanding Section 8.3 above, this Agreement and the terms of the Plan Related Documents are the product of negotiations among Stratosphere, Grand and the Noteholders. This Agreement is not and shall not be deemed to be a solicitation for consents to the Plan. Neither Grand's nor any Noteholder's acceptance of the Plan shall be solicited until such party has received a Disclosure Statement approved by the Bankruptcy Court and otherwise in compliance with Section 1126 of the Bankruptcy Code.

     Section 8.5 Noteholder Committee. In conjunction with the Chapter 11 Case and pursuant to Section 1102(2) of the Bankruptcy Code, Stratosphere, Gaming Corp., and Grand shall support the appointment of an official committee comprised of the Noteholders and such other holders of the Notes as may be appointed by the Office of United States Trustee (the "Official Noteholder Committee"). The Official Noteholder Committee shall, subject to compliance with the applicable provisions of the Bankruptcy Code, be entitled to retain the law firm of Milbank, Tweed, Hadley & McCloy, L.L.P., to assist it in the prosecution of the Plan and related matters. In the event the appointment of an Official Noteholder Committee is not approved in the Chapter 11 Case, Grand, Stratosphere, and Gaming Corp. shall actively support the approval, under
Section 503(b) of the Bankruptcy Code, of the payment of the reasonable costs and fees incurred by the professionals retained by the Noteholders.

     Section 8.6 Conduct of Business Pending the Closing Date. Stratosphere and Gaming Corp. agree that, prior to Closing Date, unless Grand otherwise agrees in writing or as otherwise expressly contemplated or permitted by this
Agreement:

     (a) neither Stratosphere nor Gaming Corp. shall directly or indirectly, do or permit to occur any of the following: (i) issue, sell, pledge, dispose of or encumber any additional shares of, or any options, warrants, conversion privileges or rights of any kind to acquire any shares of, any of their capital stock; (ii) amend or propose to amend their articles of incorporation; (iii) split, combine or reclassify any outstanding shares of their capital stock, or declare, set aside or pay any dividend or other distribution payable in cash, stock, property or otherwise with respect to shares of Existing Common Stock;
(iv) redeem, purchase or acquire or offer to acquire any shares of its capital stock; (v) acquire (by merger, exchange, consolidation, acquisition of stock or assets or otherwise) any corporation, partnership, joint venture or other business organization or division or material assets thereof; (vi) incur any indebtedness for borrowed money or issue any debt securities; or (vii) enter into or propose to enter into, or modify or propose to modify, any agreement, arrangement or understanding with respect to any of the matters set forth in this Section 8.6(a); and

     (b) Stratosphere and Gaming Corp. shall maintain their good standing under the laws of their respective states of incorporation; and (ii) shall notify Grand and the Noteholders of any governmental or third party complaints, investigations or hearings (or communications indicating that the same may be contemplated).


     Section 8.7 Public Announcements. As soon as practicable after the execution of this Agreement, a press release shall be made announcing the material terms of the Restructuring as set forth herein, which press release shall be in form and substance reasonably satisfactory to Stratosphere, Grand and the Noteholders. Within 15 days after the end of each month ending between the date hereof and the Closing Date, Stratosphere shall issue a press release disclosing its Consolidated Cash Flow for such month, and its average Consolidated Cash Flow for the months ended after October 1 and prior to the date of such press release.

                                   ARTICLE 9
                                OTHER AGREEMENTS

     Section 9.1 Stratosphere Lease Facility. Grand shall use its reasonable best efforts to provide credit support for Stratosphere's obligations under that certain Participation Agreement dated as of April 29, 1996 (the "Stratosphere Lease Facility") among Stratosphere, Gaming Corp., First Security Trust Company of Nevada (both in its individual and trust capacities), the Lenders named therein, Bank of Scotland, as a Co-Agent, Wells Fargo Bank, National Association (as successor by merger to First Interstate Bank of Nevada), as Co-Agent, Societe Generale, as Co-Agent, and BA Leasing & Capital Corporation, as Arranger and Agent. The credit support to be provided by Grand shall be in form and substance acceptable to Grand in its sole and absolute discretion. As a condition to providing such credit support, Grand shall obtain the agreement of the Lenders and the Agent shall agree to support the restructuring of Stratosphere as described in this Agreement.

     Section 9.2 Securities Litigation. Promptly following filing of the Petition Pleadings, Stratosphere shall seek a temporary restraining order and preliminary injunction to suspend, pending confirmation of the Plan, all federal and state lawsuits involving Stratosphere, its directors and officers, and Grand based on alleged violations by Stratosphere and others of federal and state securities laws (the "Stratosphere Securities Claims"). The Plan shall provide for a mechanism to permanently resolve the Stratosphere Securities Claims on terms and pursuant to conditions reasonably acceptable to Grand.

     Section 9.3 Management Agreement. Effective on the Closing Date, Stratosphere, as reorganized pursuant to the Plan, and Grand shall enter into a management agreement (the "Management Agreement") pursuant to which Grand shall manage the construction of Phase II and the day-to-day operations of Stratosphere. The Management Agreement shall have an initial two-year term commencing on the Closing Date. Grand shall receive a management fee of $500,000 per year; provided, however, that Stratosphere may not make any payments of management fees to Grand during the continuance of a default in the payment of principal, premium (if any) or interest under the Restated Notes; provided, further, that any such unpaid management fees shall be paid by Stratosphere to Grand immediately upon the cure of such payment default. During the term of the Management Agreement, no other fees, charges, payments or expense reimbursement shall be paid by Stratosphere to Grand in respect of the services which are the subject of the Management Agreement.

     Section 9.4 Alternative Transactions. (a) From and after execution of this Agreement, except as otherwise specifically permitted by the terms hereof, neither Stratosphere or any of its officers, directors, employees, agents, representatives or affiliates (including any investment banker or financial advisor retained by Stratosphere) shall, directly or indirectly, encourage, solicit or initiate any inquiry or proposal from, or encourage, solicit, initiate or participate in any discussions or negotiations with, or provide any information to, any Person (other than Grand or an affiliate, associate, representative or agent of Grand) concerning any tender or exchange offer, rights offering, merger, business combination, sale of assets, sale of equity interests or other securities or similar transaction which is (i) similar to or in substitution for the exchange of the Notes for the Restated Notes as contemplated pursuant to the terms hereof, or (ii) similar to or in substitution for the Rights Offering, or (iii) similar to or in substitution for the issuance by Stratosphere of any of the New Common Stock to Grand pursuant to the terms hereof (each, an "Alternative Transaction"), or agree to endorse or take any other action to facilitate any Alternative Transaction. Stratosphere shall immediately cease and cause to be terminated any existing activities, discussions or negotiations with any person or entity conducted heretofore with respect to any Alternative Transaction and shall take the necessary steps to inform the persons referred to in the preceding sentence of the obligations undertaken in this Section 9.4. Notwithstanding the foregoing, nothing contained in this Section 9.4 shall prohibit the Board of Directors of Stratosphere from furnishing information to, or entering into discussions with, any person that makes an unsolicited bona fide Alternative Transaction inquiry or proposal as set forth in Section 9.4(b); provided, that Stratosphere agrees to notify Grand immediately if any such inquiries or proposals are received by, or information requested from, or any negotiations or discussions are sought to be initiated or continued with, Stratosphere regarding an Alternative Transaction.

     (b) If any person or entity makes an unsolicited bona fide Alternative Transaction inquiry or proposal:

           (i) Stratosphere may enter into discussions or negotiations with such person or entity concerning an Alternative Transaction after providing written notice of such discussions or negotiations to Grand pursuant to Section 9.4(a);

           (ii) Stratosphere may enter into a confidentiality agreement with such person or entity, provided that such confidentiality agreement permits Stratosphere to keep Grand informed of the status of such discussions or negotiations; and

           (iii) the Board of Directors of Stratosphere may consider the Alternative Transaction and if the Board of Directors determines in good faith, based on the advice of an independent financial advisor, that such action is required for the Board to comply with its fiduciary duties or is required to comply with any orders of the Bankruptcy Court, the Board may recommend such Alternative Transaction and, provided that the Termination Fee shall have been paid to Grand in cash as set forth in Section 9.5, Stratosphere may terminate this Agreement, subject to the provisions of Section 9.5.



     (c) Stratosphere shall not consider, entertain or negotiate, or enter into or consummate any agreement in furtherance of, any Alternative Transaction except as expressly permitted by paragraph (b) above.

     Section 9.5 Termination Fee. If this Agreement is terminated by Stratosphere pursuant to Section 9.4(b) of this Agreement prior to the commencement of the Chapter 11 Case, and Grand has not breached any of its obligations under this Agreement in any material respect, then (a) Stratosphere shall pay to Grand, prior to the commencement of the Chapter 11 Case, a termination fee of $2,000,000 (the "Termination Fee") in consideration for Grand's release of Stratosphere's obligations under this Agreement and as reimbursement for Grand's costs and expenses incurred in conjunction with this Restructuring; and (b) Stratosphere and the Noteholders shall release and terminate (or cause to be released and terminated) Grand's obligations under the Standby Equity Commitment. If this Agreement is terminated by Stratosphere pursuant to Section 9.4(b) of this Agreement following the commencement of the Chapter 11 Case, or if a competing plan of reorganization supported by a party other than Grand (excluding affiliates of Grand) is confirmed by the Bankruptcy Court and Grand has not breached any of its obligations under this Agreement in any material respect, then Stratosphere shall pay to Grand the Termination Fee and obtain an order of the Bankruptcy court rejecting and terminating the Standby Equity Commitment. Within 15 days following the commencement of the Chapter 11 Case, Stratosphere shall request that the Bankruptcy Court approve the provisions of Section 9.4 and 9.5 of this Agreement. Stratosphere and Gaming Corp. shall not be entitled to accept an Alternative Transaction unless such Alternative Transaction provides for consideration to Stratosphere, Gaming Corp., and their respective creditors and equity holders in an amount at least equivalent to the sum of (i) the amount of consideration to be provided to Stratosphere, Gaming Corp., and their respective creditors and equity holders by Grand in connection with the Restructuring, plus (ii) the Termination Fee.

     Section 9.6 Professional Fees. All reasonable out-of-pocket fees, costs and expenses (including, without limitation, all legal and professional fees and costs) incurred by or on behalf of the Noteholders in connection with the restructuring through the date of the commencement of the Chapter 11 Case, shall be paid in full by Stratosphere prior to the commencement thereof. Subject to the approval of the Bankruptcy Court, Grand shall be entitled pursuant to Section 503(b) of the Bankruptcy Code to seek reimbursement of all reasonable out-of-pocket fees, costs and expenses (including, without limitation, all legal and professional fees and costs) incurred by or on behalf of Grand in connection with the restructuring. The Noteholders and Stratosphere shall actively support the approval of Grand's contribution claim under Section 503(b) of the Bankruptcy Code.

     Section 9.7 Vacation Packages. The parties agree that Stratosphere may enter into an agreement with Bob Stupak consistent in all material respects with the draft agreement dated December 26, 1996 (the "Stupak Agreement"), which has been delivered by Stratosphere to the Noteholders and Grand. The final version of the Stupak Agreement and related documents shall be in form and content reasonably acceptable to the Noteholders. Grand shall advance funds to Stratosphere, not to exceed $6,890,000, to permit the subscription for Stupak's pro rata share of the Rights Offering as provided in Section 6 of the Stupak Agreement, but only to the extent that Stratosphere does not have sufficient available cash or cash equivalents to make such advance as provided therein. To the extent that Grand advances funds pursuant to such standby funding commitment, Stratosphere shall issue to Grand Restated Notes in the face amount of such advance, as provided in Section 4.2 hereof, from the additional $25,000,000 in Restated Notes authorized to be issued following the Closing Date. The Plan shall provide for assumption of the Stupak Agreement and treatment of the above-described Grand standby funding commitment consistent with the terms of this Section 9.7. Upon confirmation of the Plan, Stratosphere shall fully reserve the estimated future costs of servicing the designated vacation packages as provided in the Stupak Agreement in accordance with GAAP.


                                   ARTICLE 10
                               CLOSING CONDITIONS

     Section 10.1 Conditions to Grand Obligations. Grand's obligations to consummate the restructuring as described herein shall be subject to the satisfaction as of the Closing Date, in all material respects, of each of the following conditions:

           (a) Compliance by Stratosphere. Stratosphere shall have performed and complied with all of its material covenants and other material obligations under this Agreement and the Plan Related Documents. Stratosphere shall not be in default of its obligations under this Agreement or the Plan Related Documents.

           (b) Compliance by Noteholders. Each of the Noteholders shall have complied with all of its material covenants and other material obligations under this Agreement and the Plan Related Documents. None of the Noteholders shall be in default of its obligations under this Agreement or the Plan Related Documents.

           (c) Proceedings Relating to the Chapter 11 Case. In connection with the proceedings in the Chapter 11 Case:

                 (i) The Bankruptcy Court shall have confirmed the Plan, and the Confirmation Order shall be in form and substance reasonably acceptable to Grand.

                 (ii) There shall not be timely filed with the Bankruptcy Court in the Chapter 11 Case any Claims for environmental expenses or liabilities in excess of $1,000,000 in the aggregate.

                 (iii) No Trustee (as such term is defined under the Bankruptcy
            Code) shall be appointed in the Chapter 11 Case.

                 (iv) The Chapter 11 Case shall not be converted to a
            liquidation case under Chapter 7 of the Bankruptcy Code.

                 (v) Stratosphere shall have sufficient cash on the Closing
            Date to make all cash payments required to be made on the Closing Date pursuant to the Plan.

                 (vi) All claims of creditors, secured or unsecured, and equity holders shall be treated consistent with the terms of the Plan or as otherwise satisfactory to Grand.

                 (viii) Within sixty (60) days following the commencement of the Chapter 11 Case, the Bankruptcy Court shall have entered an order approving Sections 9.4 and 9.5 of this Agreement.

           (d) Plan. A Confirmation Order and any other orders by the Bankruptcy Court necessary to confirm the Plan or implement the Confirmation Order and approve the Plan Related Documents, any documents related hereto and the transactions contemplated hereby shall be entered, each of which order or orders shall be a final order acceptable in form and substance to Grand and its counsel in all material respects. The Plan Related Documents shall be in the form approved by Grand for filing by Stratosphere, with such modifications or amendments as are acceptable in form and substance to Grand. The Plan shall provide for the satisfaction or extinguishment of all claims against Stratosphere in a manner satisfactory to Grand.

           (e) Operating Results. Stratosphere's monthly Consolidated Cash Flow for the periods between October 1, 1996 and June 30, 1997 shall average not less than $2,267,000 per month.

           (f) Release of Standby Equity Commitment. All obligations under and in connection with the Standby Equity Commitment shall be permanently discharged and released in full pursuant to documentation in form and substance acceptable to Grand in all respects.

           (g) Securities Litigation. The Plan shall provide for the resolution of the Stratosphere Securities Claims on terms and conditions acceptable to Grand in all respects.

           (h) Waivers and Consents. Grand shall have all necessary waivers and consents required under its existing debt instruments, including, without limitation, any such consents, waivers, or opinions concerning the fairness of Grand's contemplated investment in Stratosphere to permit Grand's consummation of the restructuring as described herein, which shall be identified by Grand with reasonable specificity in the stock purchase agreement to be entered into between Grand and Stratosphere.

           (i) Capitalization. As of the Closing Date, only the shares to be issued in connection in the Rights Offering and the shares to be issued to Grand as described in Section 5.3 shall be issued and outstanding. When issued in accordance with the Plan, all outstanding shares of New Common Stock shall have been duly and validly issued and shall be fully paid and nonassessable.

           (j) No Prohibition of Transaction. There shall not be in force any order, decree or ruling by any court or governmental body having jurisdiction, or any threatened or pending complaint of a governmental body or any person praying for an order, decree or ruling of a court restraining or enjoining the consummation of or rendering illegal the transactions contemplated by this Agreement, and there shall not be in force any such order or decree (including any injunction or temporary restraining order granted pursuant to a complaint filed under the federal antitrust laws); provided, however, that nothing in this Agreement shall require Stratosphere, Grand or any of the Noteholders to seek a stay pending appeal of any such injunction, decree or order other than a temporary restraining order.

           (k) Material Adverse Change. There shall not have occurred, directly or indirectly, after the date hereof and before the Closing Date any material adverse change in Stratosphere's condition (financial or otherwise), business, assets, liabilities, properties, prospects, results of operations or relations with employees or suppliers.

           (l) HSR Act. Stratosphere shall have complied with the HSR Act, if such compliance is required. Neither the United States Department of Justice nor the Federal Trade Commission shall have threatened or taken any action to prohibit or enjoin the transactions contemplated by this Agreement which has not been terminated or withdrawn.

           (m) SEC Filings. (i) Stratosphere shall have filed with the SEC a registration statement registering the Units to be offered in the Rights Offering under the Securities Act, (ii) such registration statement shall have been declared effective by the SEC, (iii) no action shall have been taken (whether by Stratosphere or otherwise) or shall have occurred which is designed to terminate, or likely to have the effect of terminating, such registration or disqualifying such registration, and (iv) neither the SEC nor any similar securities commission or regulatory authority of any state or other jurisdiction has issued any order suspending the effectiveness of such registration statement or which would have the effect of preventing the registration or the trading of the Units.

           (n) Regulatory Approvals. Stratosphere, and the Noteholders, as applicable, shall have received all regulatory approvals, including without limitation all approvals by the Nevada gaming authorities, which shall have become final and nonappealable or any period of objection by regulatory authorities shall have expired, as applicable, and all other material approvals, permits, authorizations, consents, licenses and agreements from other third parties that are necessary or appropriate to permit the transactions contemplated hereby and by the Plan and any related agreements and to permit Stratosphere to carry on its business after the Closing Date in a manner consistent in all material respects with the manner in which it was carried on prior to the Closing Date (collectively, the "Approvals"), which Approvals shall not contain any condition or restriction that materially impairs Stratosphere's ability to carry on its business in a manner consistent in all respects with the manner as proposed to be carried on by Stratosphere pursuant to the Plan.

           (o) Filings and Service. The Plan Related Documents each shall not have been modified in any respect or withdrawn without the prior consent of Grand.

           (p) Force Majeure. Since the date hereof, there shall have occurred no outbreak or escalation of hostilities or other international or domestic calamity, crisis or change in political, financial or economic conditions or other adverse change in the financing markets that impairs (or could reasonably be expected to impair) in any material respect Stratosphere's ability to carry on its business in a manner consistent in all material respects with prior practice, or impairs (or could reasonably be expected to impair) in any material respect Grand's ability to realize the intended benefits and value of this Agreement or any related agreement.

The foregoing conditions contained in this Section 10.1 are intended solely for the benefit of Grand. Grand shall at all times have the right to waive any condition. All approvals given by Grand under this Section shall be in writing. The waiver by Grand of any condition shall not relieve any other party of any liability or obligation with respect to any covenant or agreement set forth herein.

     Section 10.2 Conditions to Noteholder Obligations. The obligations of the Noteholders to consummate the Restructuring as described herein shall be subject to the satisfaction as of the Closing Date, in all material respects, of each of the following conditions:

           (a) Compliance by Stratosphere. Stratosphere shall have performed and complied with all of its material covenants and other material obligations under this Agreement and the Plan Related Documents. Stratosphere shall not be in default of its obligations under this Agreement or the Plan Related Documents.

           (b) Compliance by Grand. Grand shall have complied with all of its material covenants and other material obligations under this Agreement and the Plan Related Documents. Grand shall not be in default of its obligations under this Agreement or the Plan Related Documents.

           (c) Proceedings Relating to the Chapter 11 Case. In connection with the proceedings in the Chapter 11 Case:

                 (i) The Bankruptcy Court shall have confirmed the Plan and the
            Confirmation Order shall be in form and substance reasonably acceptable to the Noteholders.

                 (ii) There shall not be timely filed with the Bankruptcy Court in the Chapter 11 Case any Claims for environmental expenses or liabilities in excess of $1,000,000 in the aggregate.

                 (iii) No Trustee (as such term is defined under the Bankruptcy
            Code) shall be appointed in the Chapter 11 Case.

                 (iv) The Chapter 11 Case shall not be converted to a
            liquidation case under Chapter 7 of the Bankruptcy Code.

                 (v) Stratosphere shall have sufficient cash on the Closing
            Date to make all cash payments required to be made on the Closing Date pursuant to the Plan.

                 (vi) All claims of creditors, secured or unsecured, and equity holders shall be treated consistent with the terms of the Plan or as otherwise satisfactory to the Noteholders.

           (d) Plan. A Confirmation Order and any other orders by the Bankruptcy Court necessary to confirm the Plan or implement the Confirmation Order and approve the Plan Related Documents, any documents related hereto and the transactions contemplated hereby shall be entered, each of which order or orders shall be a final order acceptable in form and substance to the Noteholders and their collective counsel in all respects. The Plan shall be in the form approved by the Noteholders for filing by Stratosphere, with such modifications or amendments as are acceptable in form and substance to the Noteholders.

           (e) No Prohibition of Transaction. There shall not be in force any order, decree or ruling by any court or governmental body having jurisdiction, or any threatened or pending complaint of a governmental body or any person praying for an order, decree or ruling of a court restraining or enjoining the consummation of or rendering illegal the transactions contemplated by this Agreement, and there shall not be in force any such order or decree (including any injunction or temporary restraining order granted pursuant to a complaint filed under the federal antitrust laws); provided, however, that nothing in this Agreement shall require Stratosphere, Grand or any of the Noteholders to seek a stay pending appeal of any such injunction, decree or order other than a temporary restraining order.

           (f) Regulatory Approvals. Stratosphere and Grand, as applicable, shall have received all Approvals, which Approvals shall not contain any condition or restriction that materially impairs Stratosphere's ability to carry on its business in a manner consistent in all respects with the manner as proposed to be carried on by Stratosphere pursuant to the Plan.

           (g) Filings and Service. The Plan Related Documents each shall not have been modified or withdrawn without the prior consent of the Noteholders.

The foregoing conditions contained in this Section 10.2 are intended solely for the benefit of the Noteholders. The Noteholders shall at all times have the right to waive any condition. All approvals given by the Noteholders under this Section shall be in writing. The waiver by the Noteholders of any condition shall not relieve any other party of any liability or obligation with respect to any covenant or agreement set forth herein.

     Section 10.3 Conditions to Stratosphere Obligations. The Closing and Stratosphere's obligations hereunder shall be subject to the satisfaction as of the Closing Date of each of the following conditions:

           (a) Compliance by Grand. Grand shall have performed and complied with all of its material covenants and other material obligations under this Agreement and the Plan Related Documents. Grand shall not be in default of its obligations under this Agreement or the Plan Related Documents.

           (b) Compliance by Noteholders. Each of the Noteholders shall have complied with all of its material covenants and other material obligations under this Agreement and the Plan Related Documents. None of the Noteholders shall be in default of its obligations under this Agreement or the Plan Related Documents.

           (c) Proceedings Relating to the Chapter 11 Case. A Confirmation Order and any other orders by the Bankruptcy Court necessary to confirm the Plan and approve this Agreement and the Plan Related Documents, any documents related hereto and the transactions contemplated hereby shall be entered, each of which order or orders shall be a final order reasonably acceptable in form and substance to Stratosphere and its counsel.

           (d) No Prohibition of Transaction. There shall not be in force any order, decree or ruling by any court or governmental body having jurisdiction, or any threatened or pending complaint of a governmental body or any person praying for an order, decree or ruling of a court restraining or enjoining the consummation of or rendering illegal the transactions contemplated by this Agreement, and there shall not be in force any such order or decree (including any injunction or temporary restraining order granted pursuant to a complaint filed under the federal antitrust laws); provided, however, that nothing in this Agreement shall require Stratosphere, Grand or any Noteholder to seek a stay pending appeal of any such injunction, decree or order other than a temporary restraining order.

           (e) Regulatory Approvals. Grand and the Noteholders, as applicable, shall have received all Approvals, which Approvals shall have become final and nonappealable or any period of objection by regulatory authorities shall have expired, as applicable.

The foregoing conditions contained in this Section 10.3 are intended solely for the benefit of Stratosphere. Stratosphere shall at all times have the right to waive any condition. All approvals given by Stratosphere under this Section shall be in writing. The waiver by Stratosphere of any condition shall not relieve any other party of any liability or obligation with respect to any covenant or agreement set forth herein.


                                   ARTICLE 11
                                 MISCELLANEOUS

     Section 11.1 Successors and Assigns. This Agreement shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns; provided, however, that nothing contained in this
Section 11.1 shall be deemed to permit sales, assignments or transfers other than in accordance with the provisions of Section 3.5.

     Section 11.2 Settlement. This Agreement and the Plan are part of a proposed settlement of disputes among the parties hereto. Except as expressly provided herein, nothing in this Agreement is intended to in any manner waive, limit, impair or restrict the ability of the Noteholders and Grand to protect and preserve their respective rights, remedies and interests, including without limitation their respective claims against Stratosphere and their respective full participation in the Chapter 11 Case. Nothing in this Agreement shall be deemed an admission of any sort. Nothing set forth herein effects a modification of Grand's or any Noteholder's rights under any document or agreement unless and until the Plan is confirmed and becomes effective. If the transactions contemplated hereby are not consummated or if this Agreement is terminated for any reason, the parties hereto fully reserve any and all of their rights. Pursuant to Federal Rule of Evidence 408 and any applicable state rules of evidence, this Agreement shall not be admitted into evidence in any proceeding other than a proceeding to enforce its terms.

     Section 11.3 Notices. Any notice by any party to another party hereunder shall be deemed sufficiently given if in writing either served by personal delivery or sent by overnight courier guaranteeing next-day delivery or by telecopy, addressed (until further written notice of change of address), if to Stratosphere, to:

                           STRATOSPHERE CORPORATION
                           2000 Las Vegas Boulevard South
                           Las Vegas, Nevada  89104
                           Attn:  Andrew S. Blumen,
                                  Executive Vice President and
                                  General Counsel
                           Telephone: (702) 380-7777
                           Fax: (702) 383-4733


with a copy to:
                           GORDON & SILVER, LTD.
                           3800 Howard Hughes Parkway, 14th Floor
                           Las Vegas, Nevada  89109
                           Attn:  Gerald M. Gordon, Esq.
                                  William M. Noall, Esq.
                           Telephone: (702) 796-5555
                           Fax: (702) 369-2666


if to Grand:


                           GRAND CASINOS, INC.
                           130 Cheshire Lane
                           Minnetonka, Minnesota 55305
                           Attn:  Bruce Martin, General Counsel
                                  Joseph M. Valandra, Vice President
                           Telephone: (612) 449-9092
                           Fax: (612) 449-7003

with a copy to:


                           SQUIRE SANDERS & DEMPSEY L.L.P.
                           Two Renaissance Square
                           40 N. Central Avenue, Suite 2700
                           Phoenix, Arizona 85004
                           Attn:  Craig D. Hansen, Esq.
                                  Christopher D. Johnson, Esq.
                           Telephone: (602) 528-4000
                           Fax: (602) 253-8129
if to the Noteholders to:


                           CARGILL FINANCIAL SERVICES CORPORATION
                           6000 Clearwater Drive
                           Minnetonka, Minnesota 55343-9497
                           Attn:  Patrick J. Halloran
                                  Steven Adams, Esq.
                           Telephone: (612) 984-3048/3404
                           Fax: (612) 984-3900


                           GRACE BROTHERS LTD.
                           1560 Sherman Avenue, Suite 900
                           Evanston, Illinois 60201
                           Attn:  Brian Brookover
                           Telephone: (847) 733-1230
                           Fax: (847) 733-0339


                           M.D. SASS ASSOCIATES, INC.
                           1185 Avenue of the Americas
                           New York, New York 10036
                           Attn:  James B. Rubin
                                  Byron Haney
                           Telephone: (212) 843-8975
                           Fax: (212) 768-8078

with a copy to:


                           Milbank, Tweed, Hadley & McCloy
                           601 S. Figueroa Street, 30th Floor
                           Los Angeles, California 90017
                           Attn:  Paul S. Aronzon, Esq.
                                  Scot D. Tucker, Esq.
                           Telephone: (213) 892-4000
                           Fax: (213) 629-5063

Notice given by personal delivery shall be effective upon delivery. Notice transmitted by overnight courier guaranteeing next-day delivery shall be effective on the business day following timely delivery to such courier.
Notice transmitted by telecopy shall be effective when receipt is acknowledged.

     Section 11.4 Amendments. This Agreement shall not be modified, amended or otherwise changed without the written agreement of all of the parties hereto.

     Section 11.5 Applicable Law. This Agreement shall be governed by the laws of the State of Nevada (without reference to the provisions thereof relating to conflicts of laws) and applicable federal bankruptcy law and any questions arising hereunder shall be construed or determined in accordance with such laws. The parties hereby agree to retain jurisdiction in the Bankruptcy Court with respect to questions arising under this Agreement.

     Section 11.6 Headings. The table of contents and the headings at the beginning of the articles, sections and subsections of this Agreement are solely for the convenience of the parties and are not a part of this Agreement.

     Section 11.7 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     Section 11.8 Entire Agreement. This Agreement (including all Exhibits hereto) contains the entire understanding between the parties relating to its subject matter and supersedes all prior agreements, understandings, representations and statements, oral or written.

     Section 11.9 Time Is of the Essence. Time is of the essence under this Agreement.

     Section 11.10 Additional Noteholders. Any additional holder of any portion of the Notes may become a party to this Agreement by duly executing a written acknowledgment of such holder's agreement to be bound by the terms and provisions of this Agreement and to be deemed to be a "Noteholder" for all purposes hereof, and upon delivery of an executed copy of such acknowledgment to Grand, Stratosphere and each other Noteholder, such holder shall be thereafter deemed to be a Noteholder for all purposes hereof.

     Section 11.11 Term of Agreement. Unless extended in writing by Stratosphere, Gaming Corp., Grand and the Noteholders, this Agreement shall terminate and be of no further force and effect upon the earlier to occur of
(i) June 30, 1997, (ii) withdrawal by Grand (as set forth in writing) of its support of the Plan, in the event the conditions set forth in Section 10.1 hereof have not or cannot be satisfied, or (iii) the acceptance by Stratosphere of an Alternative Transaction pursuant to Section 9.4 which is not acceptable to the Noteholders. In the event this Agreement is terminated as set forth herein, the exclusive period of Stratosphere and Gaming Corp. under Section 1121 of the Bankruptcy Code shall be automatically terminated without further action by any party hereto.


                  [remainder of page intentionally left blank]

     IN WITNESS WHEREOF, the parties have caused this Restructuring Agreement to be executed as of the date first above written.

                                    STRATOSPHERE CORPORATION


                                    By
                                      ------------------------------------
                                    Its
                                       -----------------------------------


                                    STRATOSPHERE GAMING CORP.


                                    By
                                      ------------------------------------
                                    Its
                                       -----------------------------------



                                    GRAND CASINOS, INC.


                                    By
                                      ------------------------------------
                                    Its
                                       -----------------------------------




                                    CARGILL FINANCIAL SERVICES CORPORATION


                                    By
                                      ------------------------------------
                                    Its
                                       -----------------------------------





                                    GRACE BROTHERS LTD.


                                    By
                                      ------------------------------------
                                    Its
                                       -----------------------------------

                                    M.D. SASS ASSOCIATES, INC., on behalf of client accounts for which it and/or its affiliates act as investment manager and/or general partner.


                                    By
                                      ------------------------------------
                                    Its
                                       -----------------------------------

                                  EXHIBIT A
                                  ---------




                               Phase II Budget

                                                                Exhibit A
                                                                ---------

                   STRATOSPHERE PROJECT DEVELOPMENT ESTIMATE

                                ESTIMATE SUMMARY



                                        BALANCE
                                      TO FINISH
Design Costs                            $1,658,411
Construction Costs - Hotel and Casino  $56,242,688
FF&E Costs                              $7,203,688
Signage/Graphics Costs                    $343,250
Permits and Fees                        $2,638,907
Gaming Equipment Costs                          $0
Other Equipment Costs                   $3,738,912
Soft Costs                                $250,000
                                       -----------

Subtotal                               $72,075,855
Owners Contingency 4%                   $2,882,655
                                       -----------
TOTAL COST ESTIMATE                    $74,598,510
                                       -----------






PROJECT DESCRIPTION - INCLUSIONS

1 Completion of the Retail Shell Building (2nd floor) of Structure located at the Southwest Corner of the property. This is the potential location of the Rainforest and Arcade. Completion includes balance of drywall, mechanical, electrical systems for shell only.
2 Build out of at least 12,500 SF of Kids Quest to be located on the 2nd floor of the Hotel Tower.
3 Completion of Guest Room Tower (Typical Room Tower) including all
  Furniture, Fixtures, and Equipment.
  Tower Guest room count:  884 typical rooms, 68 Long Typical (Old E), 34
  C Suites, 17 D Suites, 1F Suite
  Tower Buildout Excludes: New Porte Cochere or Ballroom, New Front Desk and any Interior Buildout of Floors 1 through 4.
4 Landscape and Hardscape at area North of New Tower to become temporary entry to New Tower and Casino.
5 Completion of Swimming pool.
6 Landscape and Fence in the area of the proposed Aquarium Building.
7 Mechanical Piping connection from Phase I Central Plant to provide partial air conditioning to the Retail Shell noted in #1 above.
8 Completion of the Following Casino Renovations:  Sisters Remodel, Baggage
  Storage, Gift Shop and Cart Remodel Tower Queue Remodel and Porte Cochere Modifications

STRATOSPHERE PROJECT DEVELOPMENT ESTIMATE


                                                                  TOTAL             TOTAL             TOTAL          BALANCE
                                                                 PROJECT             PAID             TO BE            TO
SECTION I - DESIGN COSTS                                         BUDGET            TO DATE             PAID          FINISH
Architect and Engineering Fees                                   $2,513,000        $2,269,150           $115,200     $128,650
Architectural Services - Casino Remodel                            $150,000                $0                 $0     $150,000
Executive Architect - Paul F.                                       $50,000                $0                 $0      $50,000
Kids Quest Design                                                  $100,000                $0           $100,000           $0
Architect Reimbursables                                            $251,040          $131,645                 $0     $119,395
Interior Design - Arthur Valdes                                     $80,000           $49,388                 $0      $30,612
Owner Construction Administration                                  $500,000                $0                 $0     $500,000
Owner Construction Administration - Facilities                      $75,750                $0                 $0      $75,750
Cost Consultant         Rider Hunt LLC                             $175,000          $129,176            $35,000      $10,824
Civil Engineering       Martin and Martin                          $150,950          $141,735             $3,000       $6,215
Structural Engineer     Ralgsfad and Associates                    $350,000          $298,090            $19,900      $32,010
Mechanical/Electrical Engineers Dunham                             $467,600          $378,095             $8,246      $73,259
Abatement Study         SEL Consultants                             $25,000           $14,254                 $0      $10,746
ADA Accessibility       Pentacor                                    $25,000           $17,360                 $0       $7,650
Code/Life Safety        ALLOWANCE                                   $50,000                $0                 $0      $50,000
Food Service            Premiere (10% of K.E. cost)                 $47,000                $0                 $0      $47,000
Curtain Wall Review                                                 $20,000                $0                 $0      $20,000
Waterproofing Consultant - Pool Area                                $50,000                $0                 $0      $50,000
Reproduction Costs                                                 $200,000            $3,700                 $0     $196,300
Consultants Reimburseables                                         $100,000                $0                 $0     $100,000
                                                                 -------------------------------------------------------------
SUBTOTAL DESIGN COSTS                                            $6,370,340         3,432,583           $279,346   $1,658,411





                                                                   TOTAL          TOTAL                TOTAL         BALANCE
SECTION II - CONSTRUCTION                                         PROJECT          PAID                TO BE           TO
PHASE II                                                          BUDGET         TO DATE                PAID         FINISHED
Retail Shell (includes truck dock)                                $21,459,509    $18,270,000            $385,000   $2,804,509
Kids Quest                                                          1,666,644             $0            $300,000   $1,366,644
Increased SF Kids Quest                                              $273,650             $0                  $0     $273,650
Escalators from Casino to Broadway Showroom                          $360,000             $0                  $0     $380,000
Prepare 7,500 SF Arcade for Tenant Buildout                          $262,500             $0                  $0     $262,500
Relocate Vision Wall                                                  $15,000        $15,000                  $0           $0
Perini Administration Exp, Phase II, III Reimbursables, Fee,
Aug thru Feb                                                         $412,991       $274,675            $138,316           $0
Retail Common Areas                                                  $198,000             $0                  $0     $198,000
Aquarium Shell - (Finish Landscape, Grading and Fence)             $5,140,000     $4,635,000            $255,000     $250,000
Pool/Recreation Area                                               $5,846,403       $270,000            $140,000   $5,436,403
Sitework                                                           $1,239,706       $631,557                  $0     $608,149
Central Plant                                                        $750,000       $697,000                  $0      $53,000
Phase I Central Plant Modifications for Phase II                     $813,950             $0                  $0     $613,950
Hotel Tower                                                       $58,624,050    $18,814,000            $245,000  $39,565,050
Porte Cochere and Ballroom Shell (COMMITTED COSTS)                    $35,000        $35,000                  $0           $0
Tower Lowrise (COMMITTED COSTS)           ALTERNATE                  $478,000       $478,000                  $0           $0
PHASE II and III Fire Protection due to shutdown   ALLOW             $100,000             $0            $100,000           $0
Remobilization, Escalation and Startup Costs for Tower             $2,258,722             $0                  $0   $2,258,722
Porte Cochere and Ballroom Shell (Sitework Improvements
 only)                                                               $500,000             $0                  $0     $500,000
Facade Upgrades at area deleted by Ballroom                          $735,000             $0                  $0     $735,000
Buyout construction Trailors                                          $35,000             $0             $35,000           $0
Remodel High Limit Slot area (adjacent to Lyles)                     $310,000       $310,000                  $0           $0
Sculpture Remodel                                                     $35,000        $35,000                  $0           $0
Existing Porte Cochere Renovation                                    $100,000        $24,035             $10,000      $85,965
Slaters Remodel                                                      $200,000             $0                  $0     $200,000
Queue Remodel - Tower                                                $300,000             $0                  $0     $300,000
Remodel Casino Gift Shop and Gift Cart                                $85,000             $0             $85,000           $0
Remodel Baggage Storage                                               $50,000             $0             $50,000           $0
Buildout 2000 SF Baggage Room - New Tower                            $120,000             $0                  $0     $120,000
Relocate Kids Quest Mezzanine                                         $25,000             $0                  $0      $25,000
Miscellaneous Casino and Property Renovations                        $150,000        $52,484             $97,516           $0
New Corridor to Restrooms                                             $14,000        $14,000                  $0           $0
Replace Pod Level 8 glass Doors ASI #175                              $20,000             $0             $20,000           $0
Electrical for Soft Count electronic doors                             $3,580             $0              $3,580           $0
Rework and Reconfigure Tower exterior staging system                 $130,000             $0            $130,000           $0
Miscellaneous NDOT Sitework                                           $10,000             $0             $10,000           $0
Revisions to Showroom exhaust fans                                    $40,000             $0             $40,000           $0
Code Blue Surveillance at Garages                                    $200,000       $120,000             $80,000           $0
Offsite Construction
Black Seven Parking Lot - Demo and Temporary
 Construction                                                        $405,590       $405,590                  $0           $0
Paradise Parking Lot                                                  $42,533             $0                  $0      $42,533
Repave Streets/Curb work/All other                                   $353,013             $0            $150,000     $203,613
                                                                 ------------------------------------------------------------
SUBTOTAL CONSTRUCTION                                            $103,598,441    $45,081,341          $2,274,412  $56,242,688




SECTION III - Furniture, Fixture, and Equipment Costs              TOTAL          TOTAL                TOTAL         BALANCE
                                                                  PROJECT         PAID                 TO BE         TO FINISH
                                                                  BUDGET          TO DATE              PAID
Pool/Recreation Area                                             $433,000              $0                $0           $433,000


STRATOSPHERE PROJECT DEVELOPMENT ESTIMATE

Hotel Tower - FFE                                                $8,966,438            $0                $0           $8,966,438
Convert Suites to Typicals - FF&E                                $2,195,750            $0                $0          ($2,195,750)
  New Room mix - 884 Typical, 68 Long
  Typical (old E).17D Suites and 1 F Suite
Remodel High Limit Slot area                                     $87,285          $87,285                $0                   $0
Misc.                                                             $3,450           $3,450                $0                   $0
                                                                 ------------------------------------------------------------------
SUBTOTAL FF&E                                                    $7,274,483       $70,715                $0           $7,203,688





SECTION IV - SIGNAGE AND GRAPHICS                                 TOTAL           TOTAL          TOTAL               BALANCE
                                                                  PROJECT         PAID           TO BE               TO FINISH
PHASE II                                                          BUDGET          TO DATE        PAID
Pool/Recreation Area                                                $25,000            $0                $0              $25,000
Entertainment Shell, Valet Circ                                      $5,000            $0                $0               $5,000
Hotel Tower - Guest Rooms                                          $213,250            $0                $0             $213,250
Remodel High Limit Slot area                                         $8,148        $8,148                $0                   $0
Casino Signage                                                     $518,980      $518,980                $0                   $0
Exterior Signage
Exterior Directional Signage                                       $100,000            $0                $0             $100,000
Exterior Signage (Flags)                                           $367,995      $367,995                $0                   $0
                                                                 ----------------------------------------------------------------
SUBTOTAL SIGNAGE                                                 $1,238,371      $895,121                $0             $343,250





SECTION V - PERMITS AND FEES                                      TOTAL           TOTAL                TOTAL         BALANCE
                                                                  PROJECT         PAID                 TO BE         TO FINISH
                                                                  BUDGET          TO DATE              PAID
Permits and Plan Check Fees                                      $583,614        $ 87,568                $0             $815,846
Testing and Inspections                                          $310,000              $0                $0             $310,000
905 Inspection                                                   $100,000              $0                $0             $100,000
M.P.E. Commissioning                                                   $0              $0                $0                   $0
Zoning Plan Check Fees                                            $14,849              $0                $0              $14,849
Transportation Tax                                               $426,384              $0                $0             $426,384
Sewer Connection Fees -
Incl Pool/Water Features                                         $869,815              $0                $0             $869,815
Water Accessment Fees                                                  $0              $0                $0                   $0
Public Works Fees                                                 $27,013              $0                $0              $27,013
Reissue Permits                                                   $75,000              $0                $0              $75,000
                                                               -----------------------------------------------------------------
SUBTOTAL PERMITS AND FEES                                      $2,706,475         $87,568                $0           $2,638,507


         >

SECTION VI - GAMING EQUIPMENT                                     TOTAL           TOTAL                TOTAL         BALANCE
                                                                  PROJECT         PAID                 TO BE         TO
                                                                  BUDGET          TO DATE              PAID          FINISH
Casino Expansion under Tower 1st Floor                                 $0              $0                $0                   $0
Other                                                                  $0              $0                $0                   $0
                                                               -------------------------------------------------------------------
SUBTOTAL GAMING EQUIPMENT                                              $0              $0                $0                   $0





SECTION VII - OTHER EQUIPMENT                                      TOTAL          TOTAL                TOTAL         BALANCE
                                                                  PROJECT         PAID                 TO BE         TO FINISH
                                                                   BUDGET         TO DATE              PAID
MIS Equipment                                                     $25,000              $0                $0              $25,000
Cabling (Wire)                                                    $86,000              $0                $0              $85,000
Telephone Systems                                                $200,000              $0                $0             $200,000
Card Key Locks (Material)                                        $212,250              $0                $0             $212,250
Housekeeping Equipment                                         $1,364,295              $0                $0           $1,364,295
Food Service Equipment                                           $470,000              $0                $0             $470,000
Baggage Handling Equipment                                        $16,000              $0                $0              $16,000
Wardrobe Equipment                                               $100,000              $0                $0             $100,000
Uniforms                                                         $200,000              $0                $0             $200,000
Point of Sale Equipment                                           $75,000              $0                $0              $75,000
Office Equipment                                                 $200,000              $0                $0             $200,000
Surveillance Equipment                                           $558,100         $11,733                $0             $546,367
CCTV/MATV Equipment                                               $70,000              $0                $0              $70,000
Paging/Sounding Systems                                           $75,000              $0                $0              $75,000
Window Washing Equipment                                         $100,000              $0                $0             $100,000
                                                               --------------------------------------------------------------------
SUBTOTAL OTHER EQUIPMENT                                       $3,750,645         $11,733                $0           $3,738,912






SECTION X - SOFT COSTS                                            TOTAL           TOTAL                TOTAL         BALANCE
                                                                  PROJECT         PAID                 TO BE         TO FINISH
                                                                   BUDGET         TO DATE              PAID
Legal                                                                  $0              $0                $0                   $0
Accounting/Auditing                                               $50,000              $0                $0              $50,000
Insurance                                                              $0              $0                $0                   $0
Builders Risk Insurance                                           200,000              $0                $0             $200,000
Real Estate Taxes                                                      $0              $0                $0                   $0
Business Incentives                                                    $0              $0                $0                   $0
Other                                                                  $0              $0                $0                   $0


STRATOSPHERE PROJECT DEVELOPMENT ESTIMATE


                                                         ----------------------------------------------------------------
SUBTOTAL SOFT COSTS                                      $250,000              $0                $0             $250,000
